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                                                                    Exhibit 10.5

                             NOTE PURCHASE AGREEMENT
                             -----------------------


         This Note Purchase Agreement (this "AGREEMENT"), dated as of November 25, 1996, is by and between INTERNATIONAL TOTAL SERVICES, INC., a corporation organized and existing under the laws of the State of Ohio (THE "COMPANY") with its principal place of business and chief executive office located at 5005 Rockside Road, Cleveland, Ohio 44113, and SEIDLER CAPITAL PARTNERS L.P., a Delaware limited partnership ("LENDER"). Capitalized terms used in this Agreement are defined in SECTION 1.1 hereof.

         To induce Lender to purchase the Note from the Company, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound.

I.       INTERPRETATION OF AGREEMENT

         1.1 CERTAIN TERMS DEFINED. When used in this Agreement, the following capitalized terms set forth below are defined as follows:

                  "ACQUISITION" means the transactions pursuant to which the Company (i) agreed to purchase all of the outstanding shares of capital stock of the Company owned by Richard P. Starke and
                  (ii) purchased all or substantially all of the assets of JJ Protective Services, Inc., a Wisconsin corporation pursuant to the transactions evidenced by the Acquisition Documents.

                  "ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement dated as of November ___, 1996 between JJ Protective Services, Inc., Norman M. Watermolen and the Company.

                  "ACQUISITION DOCUMENTS" means the Acquisition Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto.

                  "AFFILIATE" means (a) any Person which directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person in question, or (b) 5% or more of the equity interest of which is held beneficially or of record by the Person or its subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Note Purchase Agreement, including all annexes, schedules and exhibits hereto, as the same


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                  may be modified, supplemented, extended and/or amended
                  from time to time.

                  "ANNULMENT NOTICE" is defined in SECTION 9.3.

                  "BUSINESS DAY" means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of Minnesota.

                  "CAPITAL EXPENDITURE" means amounts expended or which the Company or any Guarantor becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (i) for the acquisition, construction or installation of properties that are to be included as fixed assets on the Company's books, (ii) for the lease of any property that would be capitalized under GAAP, (iii) for the incurrence of any other capitalized cost, or (iv) for any additions to or replacements of any of the foregoing.

                  "CLOSING DATE" means the date on which the purchase price for the Note shall have been paid by Lender.

                  "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

                  "COLLATERAL" shall have the meaning specified in SECTION 2 of the Security Agreements.

                  "COMPANY" means International Total Services, Inc. and, unless the context requires otherwise, shall include its Subsidiaries, if any.

                  "COMPLIANCE CERTIFICATE" shall mean the Compliance Certificate, the form of which is attached hereto as Exhibit
                  B. whereby the appropriate officer of the Company certifies as to the matters required by SECTION 7.2 hereof.

                  "CONTROLLED GROUP" means any group of organizations within the meaning of SECTION 414(b), (c), (m) or (o) of the Code of which the Company is a member.

                  "DEBT INSTRUMENT" means any contract, agreement, instrument, or other document or arrangement under which the Company or any Guarantor has any contract, agreement, instrument or other document or arrangement under which the Company or such Guarantor has (i) any indebtedness, obligation or liability for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing or
                  (H) the right or

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                  obligation to incur any such indebtedness, obligation or
                  liability.

                  "DEFAULT" means the occurrence of any condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  "DEFERRED INTEREST" is defined in SECTION 3.1(b).

                  "EBITDA" means, for a period of determination, (a) net income, plus (b) in each case, to the extent deducted in determining net income for such period, (i) taxes, (ii) interest expenses and (iii) amortization and depreciation and similar non-cash charges, minus (c) to the extent included in determining net income for such period, extraordinary gains, all calculated in accordance with GAAP.

                  "EMPLOYMENT AND CONSULTING AGREEMENTS" shall mean all contracts and agreements between the Company and the third party individuals or entities set forth on Schedule 1.

                  "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, which is, previously has been or will be established or maintained by any member of a Controlled Group.

                  "ENVIRONMENTAL LAWS" means all federal, state, or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to
                  (i) Polluting Substances or (H) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated thereunder.

                  "EVENT OF BANKRUPTCY" means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by the Company or any Guarantor of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the

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                  consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction which shall not be dismissed or stayed within 30 days, or (o an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within 30 days.

                  "EVENT OF DEFAULT" is defined in SECTION 9.1.

                  "EXCESS CASH FLOW" means an amount equal to the sum of EBITDA, less interest expense, less all principal payments on Company's long term indebtedness (including the Note, the Senior Loans, and all indebtedness under any leases which, in conformity with GAAP, are required to be capitalized), less taxes paid and taxes to be paid within one hundred twenty days of the date of measurement, less Capital Expenditures, less changes in working capital (as adjusted for increases and decreases in the revolving credit availability under the Senior Loan Documents).

                  "EXCESS INTEREST" is defined in SECTION 3.8.

                  "FINANCIAL STATEMENTS" means the balance sheets of the Company for the fiscal years ending March 31 of 1994, 1995 and 1996 and for the seven-month interim period ending October 31, 1996, as of and the related statements of income and cash flows for the fiscal period then ended, copies of which have been provided to Lender on or prior to the Closing Date.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question, provided that the Company may not change the use or application of any accounting method, practice or principle without the written consent of Lender, which consent may require that an adjustment be made to any and all the financial covenants set forth and capital expenditures limitation covenant set forth herein. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.


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                  "GUARANTOR" means, individually and collectively, NBC
                  Leasing, Inc., ITS Sales Corp., Crown-Technical Systems, Inc., T.I.S., Incorporated, Certified Investigative Services, Inc., I.T.S. of New York, Inc., Selective Detective Services, Inc., International Total Services (Holdings) Limited, International Total Services, Limited, NBC Holdings, B.V., International Transport Security, LTD. and International Transport Services, Ltd.

                  "GUARANTY AGREEMENTS" means, collectively, those certain guaranty agreements executed by each Guarantor in favor of Lender.

                  "HOLDER" when used in reference to the Note and/or the Obligations, means the Person or Persons who, at the time of determination, is the lawful owner of all or a portion of the Note or an obligee of all or a portion of the Obligations.

                  "IMPOSITIONS" is defined in Section 7.9.

                  "INDEBTEDNESS" means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets,
                  (c) all indebtedness under any lease (including those leases which, in conformity with GAAP, are required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction), (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than ninety (90) days past due or one hundred twenty (120) days past the invoice date, (g) all amendments, renewals, extensions, modifications and refunds of any indebtedness or obligations referred to above in (a), (b),
                  (c), (d) or (e), excluding trade accounts payable in the ordinary course of business, (h) all unfunded pension fund obligations and liabilities and (i) deferred taxes of any nature.

                  "INTELLECTUAL PROPERTY" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and

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                  substances), trademarks, service marks, trade names and
                  copyrights.


                  "LENDER" means Seidler Capital Partners L.P., together with all of its respective transferees, successors and assigns of all or any portion of the Note or the Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Company, and shall include, but not be limited to, each and every "Holder" as defined herein.

                  "LIEN" means any lien, mortgage, security interest, tax hen, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or any Guarantor or
                  (b) the impairment of the ability of any party to perform its obligations under the Agreement or any of the Other Agreements to which it is a party or of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

                  "MAXIMUM RATE" is defined in Section 3.8.

                  "NOTE" means the term note in the form of EXHIBIT A, executed and delivered by the Company pursuant to this Agreement, or any note or notes delivered in substitution or exchange therefor at Lender's request, as the same may be, extended, modified or amended.

                  "OBLIGATIONS" means and includes any and all Indebtedness and/or liabilities of the Company or any Guarantor to Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company or any Guarantor to Lender to perform acts or


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                  refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

                  "OTHER AGREEMENTS" means the Note, the Security Documents, and all other agreements, instruments and documents (including, without limitation, notes, guaranties, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company or any Guarantor and delivered to and for the benefit of Lender or any Person participating with Lender in the Note with respect to this Agreement or any of the transactions contemplated by this Agreement.

                  "PENSION PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which is, was or will be established or maintained by any member of the Controlled Group.

                  "PERMITTED INDEBTEDNESS" means (a) any Indebtedness in favor of the Senior Creditor with respect to the Senior Debt under the Senior Loan Agreement and created pursuant thereto, (b) any Indebtedness in favor of Lender under this Agreement and/or the Other Agreements and created pursuant thereto, (c) trade payables and other current liabilities incurred in the ordinary course of business, (d) such other Indebtedness described on Exhibit C and (e) Indebtedness for the Permitted Liens.

                  "PERMITTED INVESTMENTS" means the following:

                           (a) securities issued or directly and fully
                  guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereto, having maturities of not more than twelve months from the date of acquisition;

                           (b) time deposits and certificates of deposit (i) of
                  any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve months from the date of acquisition or (ii) which are fully insured by the Bank Insurance Fund with maturities of not more than twelve months from the date of acquisition;

                           (c) commercial paper issued by any Person
                  incorporated in the United States rated at least A-1 or


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                  the equivalent thereof by Standard & Poors Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve months after the date of acquisition; or

                           (d) investments in money market funds substantially
                  all of whose assets are comprised of securities of the types described in clauses (a) through (c) above.

                  "PERMITTED LIENS" means (a) Liens in favor of the Senior Creditor under the Senior Loan Agreement or created pursuant thereto, (b) Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company or any Guarantor, subject to the limitations placed on Capital Expenditures in Section 8.9 hereof, but not encumbering any assets other than those acquired with the proceeds of such purchase money Indebtedness, (c) Liens for property taxes not yet due, (d) materialmen's, mechanics', worker's, repairmen's, employees' or other like Liens arising against the Company or any Guarantor in the ordinary course of business, in each case which are either not delinquent or are being contested in good faith and by appropriate proceedings conducted with due diligence and for the payment of which adequate cash reserves have been established by the Company or such Guarantor, (e) deposits to secure payment of worker's compensation, unemployment insurance or other social security benefits and (f) Liens disclosed on Exhibit D or hereafter specifically approved by Lender in writing.

                  "PERSON" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county.municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

                  "POLLUTING SUBSTANCES" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; in the


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                  event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substances," "hazardous waste,' "hazardous material," "solid waste," or "toxic substance" which is broader then that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

                  "PREPAYMENT PREMIUM" is defined in Section 3.2.

                  "PROPERTY" means all property owned, leased or operated by the Company and each Guarantor.

                  "PROJECTIONS" is defined in Section 5.2.

                  "REPORTABLE EVENT" means (i) any of the events set forth in Sections 4043(b) (other than a merger, consolidation or transfer of assets in which no Pension Plan involved has any unfunded benefit liabilities), 4068(f) or 4063(a) of ERISA,
                  (ii) any event requiring any member of the Controlled Group to provide security under Section 401(a)(29) of the Code, or
                  (iii) any failure to make payments required by Section 412(m) of the Code.

                  "SECURITY" shall have the meaning set forth in Section 2(l) of the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENTS" shall mean (i) the Security Agreement between the Company and Lender whereby the Company grants to Lender a security interest in the Collateral and (ii) the Security Agreements between the Lender and each Guarantor whereby each Guarantor grants to Lender a security interest in the Collateral.

                  "SECURITY DOCUMENTS" means all security agreements, pledge agreements, guaranty agreements, collateral assignments, mortgages, deeds of trust and other documents executed in connection with this Agreement and granting to Lender liens and security interests in the Collateral, including, without limitation, the Security Agreements and the Guaranty Agreements, second in priority only to the liens and security interests of the Senior Creditor under the Senior Loan Agreement, all renewals, modifications or extensions of such documents, and any such documents hereafter executed in favor of Lender to secure payment of all or any part of the Obligations, together with all financing statements and other documents necessary to record or perfect the Liens granted by any of the foregoing.


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                  "SENIOR CREDITOR" means, individually and collectively,
                  Bank One, Cleveland, NA, a national banking association organized and existing under the laws of the United States of America, and NBD Bank, a Michigan banking company, or any of their respective assignees to which Lender shall have consented in writing which consent shall not be unreasonably withheld.

                  "SENIOR DEBT" means, at any given time, the Indebtedness (whether now outstanding or hereafter incurred) of the Company in respect of the Senior Loan Agreement, in a principal amount not to exceed $8,000,000.00 in revolving loans, $400,000.00 in term loans (less the aggregate amount of principal payments made by the Company to the Senior Creditor under such term loans), plus interest, fees, expenses and indemnities payable under the Senior Loan Agreement and any notes, security documents, guaranties or other loan documents referred to therein or pursuant thereto, secured by all assets of the Company and each Guarantor.

                  "SENIOR LOAN AGREEMENT" means the Second Amended and Restated Replacement Credit Agreement, as amended by that certain First Amendment to Second Amended and Restated Replacement Credit Agreement dated as of February 1, 1996, as amended by that certain Second Amendment to Second Amended and Restated Replacement Credit Agreement dated as of June 30, 1996, as amended by that certain Third Amendment to Second Amended and Restated Replacement Credit Agreement dated as of August 23, 1996, as amended by that certain Fourth Amendment to Second Amended and Restated Replacement Credit Agreement dated as of November, 1996, all between the Company and the Senior Creditor, dated as of the date hereof, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder.

                  "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto.

                  "SENIOR LOANS" means revolving loans in the maximum principal amount of $8,000,000.00 and a term loan in the maximum aggregate principal amount of $400,000.00 (less the aggregate amount of principal payments made by the Company to the Senior Creditor under such term loans) made to the Company by the Senior Creditor under the Senior Loan Agreement and any permitted replacements and refinancings thereof.

                  "SUBORDINATION AGREEMENT" means that certain Subordination Agreement of even date herewith by and


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                  between the Senior Creditor and Lender, and consented to and acknowledged by the Company pursuant to which the relative priorities of the Senior Creditor and Lender with respect to the repayment of Senior Debt and the Obligations under the Note are established.

                  "SUBSIDIARY" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of (a) the combined voting power of all clauses having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person if it is a trust, association or other unincorporated organization.

                  "TANGIBLE NET WORTH" shall mean at any time, the aggregate of subordinated debt of the Company and the Other Entities' (as defined in the Senior Loan Agreement) (indebtedness which is subordinated and junior in right of payment to the Obligations (as defined in the Senior Loan Agreement) to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender) plus the sum of the following amounts set forth in a consolidated balance sheet of the Company and the Other Entities, prepared in accordance with GAAP: (a) the par or stated value of all outstanding capital stock; (b) capital surplus; (c) retained earnings, less the sum of: (i) any surplus resulting from any write-up of assets of the Company and the Other Entities subsequent to June 30, 1995; (ii) including any amounts, however designated on a consolidated balance sheet of the Company and the Other Entities, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Company and the Other Entities; (iii) proprietary rights of the Company and the Other Entities, including all patents, trademarks, trade names and copyrights; and (iv) loans and advances to stockholders, directors, officers or employees of the Company and the Other Entities;

                  "TERMINATION DATE" means the earliest to occur of (a) the fifth (5th) anniversary of the date hereof, (b) the date on which the Note is accelerated pursuant to Article 11 or (c) the date on which the Obligations are paid in full.

                  "TERMINATION EVENT" means (a) a Reportable Event, (b) the termination of, a Pension Plan which has unfunded benefit liabilities (including an involuntary termination under


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                  Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or (e) the appointment of a trustee to administer a Pension Plan under Section 4042 of ERISA- "Transferee" means any Person to whom a transfer of any of the Obligations is made.

Terms which are defined in other Sections of this Agreement shall have the meanings specified therein. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Minnesota, as from time to time in effect. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         1.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done, unless specified otherwise, in accordance GAAP, except where such principles are inconsistent with the requirements of this Agreement. Each accounting term not herein defined shall have the meaning given to it under GAAP.

         1.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


II.      DESCRIPTION OF NOTE AND COMMITMENT

         2.1 DESCRIPTION OF NOTE. The Company will authorize the issue and sale of its Note which shall be dated the Closing Date, shall be in the aggregate original principal amount of Three Million and No/Dollars ($3,000,000), and shall bear interest at the fixed rate of 20.0% per annum; provided however, that upon the occurrence of a Default under Section 9.1(a) hereof or any Event of Default, and during the continuation thereof, the unpaid 'principal amount of the Note shall bear interest at the rate of 22.0% per annum. The Note shall be substantially in the form attached hereto as Exhibit A. Interest on the Note shall be computed on the basis of a 360 day year for the actual number of days elapsed.

         2.2 COMMITMENT: FUNDING. Subject to the terms and conditions,hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Lender and Lender agrees to purchase from the Company, the Note in the principal amount of $3,000,000 at a price of 100% of such principal amount. Delivery of the Note shall be made on the Closing Date in the office of International Total Services, Inc.,


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Crown Centre, 5005 Rockside Road, Cleveland, Ohio 44131 or such other place as is mutually agreeable against payment of the purchase price thereof, in immediately available funds, disbursed on the Closing Date to such Person as the Company shall designate in writing. The Note will be delivered to Lender in fully registered form and shall be issued in its name or the name of its nominee.

         2.3 INVESTMENT POINTS. The Company shall pay to Lender an amount equal to $30,000.00 (less $7,500.00 paid to Lender by the Company prior to the Closing Date in consideration of the issuance of the proposal letter by Lender which amount is fully earned and non-refundable), which amount represents prepaid yield and shall be deemed fully earned and nonrefundable on the Closing Date. Lender may, at its option, deduct the amount of its attorney's fees and all of its other closing expenses, from the purchase price of the Note.

         2.4 USE OF PROCEEDS. The proceeds from the sale of the Note shall be used for legal and proper corporate uses duly authorized by the Board of Directors of the Company, consistent with applicable laws and statutes.

         2.5 SECURITY FOR THE NOTE AND ALL OBLIGATIONS. Payment of all Obligations, including indebtedness evidenced by the Note, shall be secured by
(i) a security interest in all of the Collateral, now or hereafter owned by the Company and each Guarantor, pursuant to the Security Agreements.

III.     PAYMENT AND PREPAYMENT OF TERMS

         3.1 PRINCIPAL AND INTEREST PAYMENTS. Principal and interest on the Note shall be due and payable as follows:

                  (a) Principal shall be due and payable (i) on the last Business day of February, May, August and November of any year, in twelve (12) consecutive quarterly installments each in the amount of $250,000, commencing November 30, 1999, and (ii) together with all unpaid Obligations, on the Termination Date.

                  (b) Interest shall accrue on the Note at the rate of 20.0% per annum, consisting of 16.0% per annum interest payable monthly on the last Business Day of each calendar month commencing December 31, 1996, and 4.0% per annum deferred interest, payment of which may be deferred at the option of the Company until the Termination Date, such deferred amount, if any, defined as "DEFERRED INTEREST" Deferred Interest shall be accrued and compounded annually and shall be added to the principal balance of the Note at the end of each calendar month until the Termination Date, at which time all Deferred Interest shall be paid in full.

         3.2 OPTIONAL PAYMENTS. At the Company' option, upon notice given as provided below, the Company may at any time and from time to time prepay all or any part of the principal of the Note, by payment to Lender of the principal amount to be prepaid, plus (a) accrued unpaid interest on the principal amount so prepaid, (b) any expenses and/or damages for which Lender may be entitled to receive payment or reimbursement hereunder or, if the
Note is being prepaid in full, the aggregate amount of all other Obligations, and (c) a premium equal to the percentage of the principal amount so prepaid which is applicable in accordance with the following table based on the date on which such prepayment is made (a "PREPAYMENT PREMIUM"):

         PREPAYMENT DATE                                       PREMIUM
         ---------------                                       -------

         Closing Date through November 30, 1997                  5%
         December 1, 1997 through November 30,1998               4%
         December 1, 1998 through November 30, 1999              3%

         December 1, 1999 through November 30, 2000              2%
         December 1, 2000 through November 30, 2001              1%

No Prepayment Premium will be due if the Company prepays the Obligations in accordance with the terms of this Section, with funds (a) which are internally generated in the ordinary course of the Company's business; (b) which consist of direct proceeds from a public offering of the Company's Securities for a minimum of $15 million; (c) from the proceeds of a sale of all or substantially all of the stock or assets of the Corn any or (d) pursuant to Section 3.3 hereof Each partial prepayment under this SECTION 3.2 shall be in a principal amount of not less than $ 1 00,000. Each prepayment under this SECTION 3.2 shall be applied first to any applicable Prepayment Premium then to expenses, then to accrued interest and then to installments of principal in the inverse order of their maturities. The amount of any such prepayment may not be reborrowed by the Company. The Company shall give notice of any prepayment to Lender not less than thirty (30) days nor more than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which prepayment is to be made and the principal amount (together with accrued interest and any applicable Prepayment Premium) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount shall become due and payable on the specified prepayment date. The Company shall have no right to prepay the Note except as provided in this SECTION 3.2. Failure to comply with all of the provisions of this SECTION 3.2 shall not relieve the Company from its obligation to pay to Lender the Prepayment Premium.

         3.3 EXCESS CASH RECAPTURE. The Company may, at its option, prepay the Note from operating cash flows with no prepayment penalty.

         3.4 ADDITIONAL PAYMENTS. Unless otherwise provided herein or in the Other Agreements, all other Obligations shall be payable by the Company to the Holder thereof, on demand, and shall bear interest from the date of demand until paid at the rate of interest then applicable under SECTION 2.1.

         3.5 LIQUIDATED DAMAGES. Any Prepayment Premium payable pursuant to
SECTION 3.2 shall be payable as liquidated damages for loss of the opportunity to recover loan origination expenses, yield on the loan and other lost opportunities over the balance of the term of this Agreement and not as a penalty.

         3.6 DIRECT PAYMENT. The Company will pay all sums becoming due hereunder and in the Note to Lender on the date such payment is due at the address specified for Lender on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for Lender on Annex 1, or at such other address or in such other form as Lender shall have designated by notice to the Company at least five (5) Business Days prior to the date of any payment, in each case without presentment and without notations being made thereon. All payments by the Company shall be made without set-off or counterclaim. Any wire transfer shall identify such payment as "International Total Services, Inc. 20.0% Note" and shall identify the payment as principal, premium, interest and/or reimbursement of costs and expenses, together with the applicable date or period to which it relates. To the extent that any payment to Lender is avoided by any Bankruptcy Court or any other proceeding, the Obligations shall be deemed increased by the amount of such avoided payment.

         3.7 PAYMENTS PAYABLE ON BUSINESS DAYS. Payments of all amounts due hereunder or under the Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day, together with all interest (if any) accrued in the interim.

         3.8 INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or any Other Agreement, the Company shall not be required to pay, and Lender shall not be permitted to contract for, take, reserve, charge or receive, any compensation watch constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this SECTION 3.8 shall govern and control, (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Lender may have contracted for, taken, reserved, charged or received hereunder shall be, at Lender's option; (i) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the Other Agreements shall be deemed to have been, and shall be reformed and modified to reflect such reduction; and (e) the Company shall have no action against Lender for any damages arising due to any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Other Agreements for the use forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the fill term of the Obligations with payment in full so that the rate or amounts of interest on account of the Obligations does not exceed the Maximum Rate. The terms of this SECTION 3.8 shall be deemed incorporated into each Other Agreement and any other document or instrument between the Company and Lender or directed to the Company by Lender, whether or not specific reference to this SECTION 3.8 is made.


IV.  REPRESENTATION AND WARRANTY OF LENDER

         Lender represents and warrants to the Company that, except as otherwise contemplated by this Agreement, it is acquiring the Note for investment for its own account and with no present intention of distributing or selling the Note in violation of applicable securities laws, but subject nevertheless to the condition that the disposition of its property, she at all times be and remain within its control.


V.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce Lender to enter into this Agreement, the Company represents and warrants to Lender that the following statements are, and after giving effect to the transaction contemplated in the Acquisition Documents, will be true, correct and complete:

         5.1 CORPORATE EXISTENCE AND AUTHORITY. The Company and each Guarantor
(a) is duly organized, validly existing, and in good standing under the laws of its respective state of organization; (b) has afl requisite corporate power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The

Company and each Guarantor has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Acquisition Documents, the Senior Loan Documents, and all Other Agreements to which it is or in connection with the transactions contemplated hereby, may become, a party.

         5.2 FINANCIAL STATEMENTS. The Financial Statements have been prepared in accordance with GAAP and present fairly and accurately the financial position of the Company for the periods stated and the results of the Company's operations for the respective periods indicated therein. The Company has provided to Lender income and cash flow projections and analyses of the Company, substantially in accordance with GAAP for the five-year period following the Closing Date together with a written statement of the assumptions underlying them (the "Projections"). The Projections fairly present the Company's best estimate of the future cash flow position of the Company, based on the Company's historical performance and the Company's knowledge of its business plans and assumptions underlying them, and are not misleading in any material respect. It is the Company's good faith belief that such Projections are reasonably achievable by the Company. At October 31, 1996, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in audited financial statements which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Company as of that date which are not reflected on the Financial Statements. There has been no material adverse change in the condition, financial or otherwise, or operations of the Company or any Guarantor as of the Closing Date since October 31, 1996 nor has there otherwise occurred a Material Adverse Effect since October 31, 1996.

         5.3 DEFAULT. Neither the Company nor any Guarantor is in default under any material loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound. The Company and each Guarantor is paying its debts as they become due.

         5.4 AUTHORIZATION AND COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS. The execution, delivery and performance by the Company and each Guarantor, as applicable, of this Agreement, the Acquisition Documents, the Senior Loan Documents, and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions contemplated hereby will be duly authorized by 0 requisite action on the part of the Company and each Guarantor, as applicable, and do not and 'will not violate its Articles of Incorporation or Bylaws or other organizational documents, as applicable, or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company or any Guarantor pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company, any Guarantor or any of their properties is bound. Except as set forth on Schedule 5.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company or any Guarantor, as applicable, of this Agreement, the Acquisition Documents, the Senior Loan Documents, and the Other Agreements to which it is a party or the validity or enforceability thereof All such authorizations, approvals, consents, filings and registrations described in Schedule 5.4 have been obtained. Neither the Company nor any Guarantor is in violation of any term of its Articles of Incorporation or Bylaws or other organizational document, any contract, agreement, judgment or decree and is in full compliance with afl applicable laws, regulations and rules.

         5.5 ENVIRONMENTAL CONDITION OF THE PROPERTY. Except as specifically described in SCHEDULE 5.5 attached hereto.

                  (a) The location, construction, occupancy, operation and use of the Property do not violate any material and applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including, without limitation, an applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (hereinafter sometimes collectively called "APPLICABLE LAWS").

                  (b) without limitation of (a) above, neither the Company nor the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws.

                  (c) The Company is not subject to any liability or obligation relating to (i) the environmental conditions or under or about the Property, including, without limitation, the soil and ground water conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance.

                  (d) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any Property.

                  (e) The Company has taken reasonable steps to determine and hereby represents and warrants that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Property. The use which the Company makes and intends to make of the Property does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from the Property.

                  (f) The Company has been issued all material required federal, state and local licenses, certificates or permits relating to, and the Property, the Company and the Company's facilities, business, assets, leaseholds and equipment are all in compliance in all respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters.

         5.6 SOLVENCY. The Company is not entering into the arrangements Contemplated by this Agreement and the Other Agreements with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the transactions contemplated by the Senior Loan Agreement, this Agreement and the Other Agreements, the Company will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and

                  (a) the assets of the Company, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company;

                  (b) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Company's judgment based on present circumstances, the most likely set of conditions and the Company's most likely course of action for the period projected, demonstrate that the Company will have sufficient cash flow to enable it to pay its debts as they mature; and

                  (c) the Company does not have an unreasonably small capital base with which to engage in its anticipated business.

For purposes of PARAGRAPH (a) of this SECTION 5.6, the "FAIR VALUATION" of the assets of the Company shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, deeming the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

         5.7 LITIGATION AND JUDGMENTS. Except as disclosed on SCHEDULE 5.7, there is no suit, proceeding or investigation before any court, governments authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, any Guarantor, this Agreement, the Acquisition Documents, the Senior Loan Documents and/or the Other Agreements. There are no outstanding judgments against the Company or any Guarantor. None of the matters listed on SCHEDULE 5.7 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.8 RIGHTS IN PROPERTIES: LIENS. The Company has good and indefeasible title to all properties and assets reflected on its balance sheets, and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individual or together with all other such defaults, could have a Material Adverse Effect. The Company has the exclusive right to use all of the Intellectual Property necessary or desirable to its business as presently conducted, and the Company's use of the Intellectual Property does not infringe on the rights of any other Person. To the best of the Company's knowledge, no other Person is infringing the rights of the Company in any of the Intellectual Property. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, patent applications, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others; to the best of the Company's knowledge, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge; to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and to the best knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, patent applications, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries. The Company owes no royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

         5.9 ENFORCEABILITY. This Agreement, the Acquisition Documents, the Senior Loan Documents and the Other Agreements, when delivered, shall constitute the legal, valid and binding obligations of the Company and/or each Guarantor, enforceable against the Company and/or each Guarantor in accordance with their respective terms.

         5.10 INDEBTEDNESS. Neither the Company nor any Guarantor has any Indebtedness, except Permitted Indebtedness. All Indebtedness owed by the Company or any Guarantor to any Affiliate is set forth on SCHEDULE 5.10.

         5.11 TAXES. The Company has timely filed all tax returns (federal, state, and local) required to be filed, including without limitation, information returns) reports and forms, and has timely paid all Of its tax liabilities, other than immaterial amounts and taxes that are being contested by the Company in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP 'With respect thereto have been established to the reasonable satisfaction of Lender. The Company knows of no pending investigation of the Company by any taxing authority or pending but unassessed tax liability of the Company. The Company has made no presently effective waiver of any applicable statute of limitations or request for an extension of time to Me a tax return, and the Company is not a party to any tax-sharing agreement.

         5.12 USE OF PROCEEDS; MARGIN SECURITIES. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Company nor any Person acting on its or their behalf has taken any action that might cause the transactions contemplated by this Agreement, the Acquisition Documents, the Senior Loan Documents or any Other Agreements to violate Regulations G, T, U or X or to violate the Securities Exchange Act of 1934, as amended.

         5.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code applicable to the Employee Benefit Plans it or they sponsor or maintain and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms Of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Company or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multi employer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No. material liability to the Pension Benefit Guaranty Corporation has been, or in expected to be, incurred by any member of a Controlled Group. The term "liability" as referred to in this Section 4 includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

         5.14 DELIVERY OF ACQUISITION DOCUMENTS. Lender has received complete copies of the Acquisition Documents and an Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender. The transaction contemplated by the Acquisition Documents has been closed or will close simultaneously herewith.

         5.15 DISCLOSURE. No representation or warranty made by the Company in this Agreement, the Senior Loan Documents, the Acquisition Documents or any Other Agreement to which the Company is a party contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not Misleading. There is no fact known to the Company which the Company has determined has a Material Adverse Effect, or which the Company has determined could have a Material Adverse Effect, that has not been disclosed in writing to Lender.

         5.16 SUBSIDIARIES AND CAPITALIZATION. The company has no Subsidiaries except as otherwise set forth on SCHEDULE 5.16. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Company on the Closing Date is set forth on SCHEDULE 5.16. No violation of any preemptive rights of shareholders of the company has occurred by virtue of the transactions contemplated under this Agreement, the Acquisition Documents, the Senior Loan Documents or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the company's capital stock, except as set forth on SCHEDULE 5.16.

         5.17 CURRENT LOCATIONS. SCHEDULE 5.17 identifies (a) the Company's and each Guarantor's principal place of business and chief executive office, (b) all the locations where the company and each

Guarantor maintains any books or records relating to any of its assets, (c) all other locations where the company and each Guarantor has a place of business, and (d) each address where any of the Company's assets and each Guarantor's assets are located. SCHEDULE 5.17 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the company has possession of any material amount of the assets of the Company except as disclosed on SCHEDULE 5.17.

         5.18 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment the Company Act of 1940, as amended.

         5.19 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company" or a "subsidiary company" of a "holding company"or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.20 NO BURDENSOME RESTRICTIONS. Neither the company nor any Guarantor is a party to, or bound by any agreement condition, contract or arrangement which has or is reasonably likely to have a Material Adverse Effect.

         5.21 SECURITIES LAWS. The Company has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Note.

         5.22 NO LABOR DISPUTES. Neither the Company nor any Guarantor is involved in any labor dispute. There are no strikes or walkouts or union organization of any of the Company's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement. The Company and each Guarantor is in compliance with all laws, rules, regulations, orders and decrees applicable to the Company, any Guarantor or its respective properties, except for instances of noncompliance which, individually or in the aggregate, will not have a Material Adverse Effect.

         5.23 BROKERS. Neither the Company, nor any of its shareholders has dealt with any broker, finder, commission, agent or other Person in connection with the Acquisition Documents or any transactions referenced in or contemplated by this Agreement, nor is the Company or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

         5.24 INSURANCE. The amount and types of insurance carried by the Company, and the terms and conditions thereof, are set forth on Schedule 5.24 attached hereto.

         5.25 CONDUCT OF BUSINESS. On the Closing Date and so long as any Obligations are outstanding, the Company is and will be engaged only in businesses of the type described in the Acquisition Documents.

         5.26 LICENSES AND PERMITS. The Company and each of its Subsidiaries have all federal, state and local licenses and permits required to be maintained in connection with and material to the operation of their businesses, and all such licenses and permits are valid and fully effective.

         5.27 MATERIAL AGREEMENTS. Except as disclosed on Schedule 5.27 attached hereto, neither the Company nor any Guarantor is a party to nor is the Company or any of its property bound by (i) any order, writ, injunction, judgment or decree of any court or government agency or entity, (ii) any Debt Instrument other than the Senior Loan Documents, (iii) any security agreement, mortgage, deed of trust, pledge, assignment or other document or arrangement whereby any Lien upon any of the Company's or any Guarantor's property exists in favor of any Person other than Lender and the Senior Creditor, (iv) any material lease (capital, operating or otherwise), whether as lessee or lessor thereunder, (v) any contract, commitment, agreement or other arrangement involving the purchase or sale of any inventory by the Company or any Guarantor, or the license of any right to or by the Company or any Guarantor, (vi) any contract, commitment, agreement or other arrangement with any Affiliate, (vii) any written management or employment contract or contract for personal services with any Person, not otherwise an Affiliate, which is not otherwise terminable at will or on less than ninety (90) days notice without liability, (viii) any collective bargaining agreement, (ix) any Pension Plan or (x) any other contract, agreement, understanding or arrangement which, if violated, could have a Material Adverse Effect.

         5.28 GENERAL MATTERS. Except as disclosed on Schedule 5 28 attached hereto, the Company (i) has not, during the preceding five (5) years, been known as or operated under or otherwise used any other corporate or fictitious name, trade name or tradestyle, (ii) has not, during the preceding five (5) years, been the surviving corporation of any merger or consolidation and has no Affiliates, except for its officers and directors, (iii) has no lawsuits, actions, investigations or other proceedings pending or currently threatened against it of any nature whatsoever in any court or before any governmental authority, arbitration board or other tribunal, (iv) holds all permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies necessary for the conduct of its business operations in compliance with applicable law, (v) has complied in all material respects with all applicable statutes, rules, regulations and orders, federal, state, local or foreign, including, without limitation, those relating to environmental protection, occupational safety and health and equal employment practices, (vi) is not in violation of or in default under any material agreement, (vii) has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA or (viii) has no grievances, disputes or controversies outstanding with any union or other organization of its employees or threats of work stoppage, strike or pending demands for collective bargaining.

         5.29 TRADE RELATIONS. There exists no actual or, to the Company's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Company, or with any material supplier, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect on the Company in any respect or prevent the Company from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner which it has heretofore been conducted.

         5.30 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company covenants, warrants and represents to Lender that all representations and warranties of the Company contained in this Agreement and each of the Other Agreements shall be true at the time of the Company's execution of this Agreement and such Other Agreements, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto, unless they specifically state that they only apply to an earlier specified date.

VI.      CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER

         Lender's obligations hereunder shall be subject to (a) the performance by the Company of its obligations hereunder which by the terms hereof are to be performed at or prior to delivery of the Note, and (b) the satisfaction or waiver, in Lender's sole judgment, of the following conditions on or before the Closing Date:

         6.1 EFFECTIVENESS OF SENIOR LOAN DOCUMENTS. The Senior Loan Documents shall have been duly executed and delivered by the parties thereto and shall be on terms and conditions satisfactory to Lender. All conditions precedent to the making of the Senior Loans shall have been satisfied or waived.

         6.2 EFFECTIVENESS OF SUBORDINATION AGREEMENT. The Subordination Agreement shall have been duly executed and delivered by Lender and the Senior Creditor, and shall be on terms and conditions which are satisfactory to Lender. The Senior Creditor shall have fully funded the term portion of the Senior Loans and made available the revolving credit facility portion of the Senior Debt.

         6.3 MINIMUM AVAILABILITY. Prior to receipt of the proceeds of the Note, the Company shall have available cash and immediately accessible availability under the Senior Loans in an amount of at least Five Hundred Thousand and No/Dollars ($500,000.00) on the Closing Date after giving affect to the payment of (i) the total purchase price under the Acquisition Documents, (ii) prior indebtedness, (iii) all fees and expenses payable to Lender under the terms of this Agreement, and (iv) all costs and expenses arising as a result of the transactions contemplated by this Agreement, the Acquisition Documents, the Senior Loan Agreement and any Other Agreement to which the Company is a party, and Lender shall have received satisfactory evidence thereof.

         6.4 ACQUISITION. Prior to or contemporaneously with the consummation hereof, the Acquisition Documents shall have been duly executed and delivered by the parties thereto, all conditions to the consummation of the Acquisition shall have been satisfied or waived with Lender's consent, and the terms and provisions of the Acquisition Documents and the structure of the Acquisition shall be satisfactory to Lender.

         6.5 DUE DILIGENCE. The results of Lender's due diligence regarding the Company, each Guarantor and the Acquisition shall be satisfactory to Lender, and Lender shall be satisfied with the assets and books and records and the business and financial condition of the Company, after giving effect to the Acquisition.

         6.6 NO LITIGATION: CONSUMMATION OF TRANSACTIONS. No injunction, preliminary injunction, or temporary restraining order shall be threatened or shall exist which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) shall be threatened or shall exist with respect to the transactions contemplated herein, which, if adversely determined, would in the judgment of Lender have a Material Adverse Effect.

         6.7 DOCUMENTS. Lender shall have received the following, each duly executed or certified and delivered, and in form and substance satisfactory to
Lender:

                  (a) AGREEMENT. This Agreement duly executed by the Company.

                  (b) NOTE. The Note issued in the name of Lender duly executed by the Company.

                  (c) OTHER AGREEMENTS. All Other Agreements, duly executed by the parties thereto, including, without limitation, the Security Agreements and UCC financing statements

                  (d) LIEN SEARCHES. Lien searches in all states where the Company's or any Guarantor's assets are or were located within the last five years, showing Lender's priority lien thereon, second only to the Senior Creditor's lien and the Permitted
         Liens.

                  (e) INSURANCE. Certified copies of all insurance policies and endorsements thereto required by Section 7 13, together with a written report from an insurance broker acceptable to Lender, confirming that the amount of such insurance coverage and the terms and conditions thereof are substantially similar to policies maintained by companies similarly situated to the Company and engaged in the same or a similar business.

                  (f) APPROVALS AND CONSENTS. Copies of all consents, authorizations, filings, licenses and approvals, if any, required in connection with the consummation of the repurchase, the execution, delivery and performance by the Company and/or any Guarantor, or the validity and enforceability of, this Agreement, the Senior Loan Documents, the Acquisition Documents or the Other Agreements to which the Company and/or any Guarantor is a party.

                  (g) OPINION OF COUNSEL TO THE COMPANY AND EACH GUARANTOR. The written legal opinion of legal counsel to the Company and each Guarantor.

                  (h) GENERAL CERTIFICATE OF THE COMPANY'S SECRETARY. A certificate of the Secretary of the Company together with true and correct copies of the following:

                           (i) ARTICLES OF INCORPORATION. The Articles of
                  Incorporation of the Company, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

                           (ii) BY-LAWS. The By-Laws of the Company, including
                  all amendments thereto;

                           (iii) RESOLUTIONS. The resolutions of the Board of
                  Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Acquisition Documents, the Senior Loan Documents, and the Other Agreements, as applicable to which the Company is a party;

                           (iv) EXISTENCE AND GOOD STANDING CERTIFICATES.
                  Certificates of the appropriate government officials of the state of incorporation of the Company as to the existence and good standing, and certificates of the appropriate government officials in each state where the

                  Company does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days following the Closing Date; and

                           (v) INCUMBENCY. The names of the officers of the
                  Company authorized to sign this Agreement, the Acquisition Documents, and the Other Agreements to be executed by the Company, together with a sample of the true signature of each such officer.

                  (h) GENERAL CERTIFICATE OF EACH GUARANTOR'S SECRETARY. A certificate of the Secretary of each Guarantor together with true and correct copies of the following:

                           (i) ARTICLES OF INCORPORATION/OTHER CHARTER
                  DOCUMENTS. The Articles of Incorporation or other charter documents of each Guarantor, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

                           (ii) BY-LAWS. The By-Laws of each Guarantor, as
                  applicable, including all amendments thereto;

                           (iii) RESOLUTIONS. The resolutions and evidence of
                  other corporate action taken by each Guarantor to authorize the execution, delivery and performance by each Guarantor of the Other Agreements to which each Guarantor is a party;

                           (iv) EXISTENCE AND GOOD STANDING CERTIFICATES.
                  Certificates of the appropriate government officials of the state of incorporation of each Guarantor as to the existence and good standing, and certificates of the appropriate government officials in each state or jurisdiction where each Guarantor does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days following the Closing Date; and

                           (v) INCUMBENCY. The names of the officers of the
                  Company authorized to sign the Other Agreements to be executed by each Guarantor, together with a sample of the true signature of each such officer

                  (j) SENIOR LOAN DOCUMENTS. Copies of the Senior Loan Documents and each document relating thereto, and a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the attached documents are a true, correct and complete set of the Senior Loan

         Documents, that all conditions precedent to funding of the Senior Loans have been met or waived, and that those transactions are being consummated simultaneously with the sale of the Note.

                  (k) SOLVENCY CERTIFICATE. A certificate regarding the solvency of the Company, which includes a pro forma balance sheet and cash flow projections and analyses for the Company, executed by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (l) SOURCES AND USES CERTIFICATE. A certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, setting forth in reasonable detail the sources and uses of funds in the transactions contemplated herein, in the Senior Loan Documents, the Acquisition Documents and in the Other Agreements including an itemization of fees to be paid.

                  (m) COMMUNICATION WITH ACCOUNTANT. Lender shall have received a copy of a letter from the Company addressed to its accountants authorizing such accountants to disclose to Lender any and all financial information concerning the Company requested by Lender in determining compliance with any of the financial covenants contained herein.

                  (n) TRANSACTION CERTIFICATE. A certificate of the Chief Executive Officer and the Chief Financial Officer of the Company certifying that all conditions precedent to the effectiveness of this Agreement have been satisfied or waived and all representation and warranties are true and correct.

                  (o) ACQUISITION DOCUMENTS. A certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the transaction contemplated by the Acquisition Documents has been consummated prior to the purchase of the Note, together with true and correct copies of all Acquisition Documents.

                  (p) ADDITIONAL INFORMATION. Other Documents and Agreements. Such other information, documents, agreements, subordinations, commitments and undertakings as Lender shall reasonably request.

         6.8 ADVERSE CHANGE. For the period from October 31, 1996 to the Closing Date, and except for the transactions contemplated by this Agreement and the Senior Loan Agreement, there shall have been (a) no occurrence or event which, in the Company's or Lenders opinion, has or is reasonably likely to have a Material Adverse Effect, and (b) no occurrence or event which would lead the Company or Lender to believe that the Company would fail to meet the Projections delivered to Lender pursuant to SECTION 5.2.

         6.9 REIMBURSEMENT OF EXPENSES. All other amounts then payable pursuant to this Agreement (including the fees, expenses and disbursements of Lender's counsel) shall have been paid to Lender (or such counsel, as applicable).

         6.10 NO EVENT OF DEFAULT. No Event of Default or Default shall have occurred and be continuing.

         6.11 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on the Closing Date.

VII.     AFFIRMATIVE COVENANTS

         The Company each covenants and agrees that, from the date hereof and until the Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

         7.1      FINANCIAL STATEMENTS. The Company will furnish to Lender:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, beginning with the fiscal year ending March 31, 1997, (i) a copy of the annual audit report of the Company for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, on a consolidating and consolidated basis, in each case setting forth in comparative form the figures for the preceding fiscal year, along with management's discussion and analysis of variances, all in reasonable detail and audited and certified by independent certified public accountants of recognized national standing selected by the Company and consented to by Lender (provided Lender's consent shall not unreasonably be withheld) to the effect that such report has been prepared in accordance with GAAP; (ii) a certificate delivered to Lender by such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered to Lender simultaneously therewith in accordance with Section 7.2(a); and (iii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year, along with management's discussion and analysis of variances. The annual audit report required hereby shall not be qualified on the basis that the Company is not a going concern or otherwise qualified or limited because of restricted or limited examination by the accountant of any material portion of any of the records of the Company.

                  (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of an unaudited financial report of the Company as of the end of such calendar month and for the portion of the fiscal year then ended, containing balance sheets, statements of income, and statements of cash flow, on a consolidated and consolidating basis, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, along with management's discussion and analysis of variances, all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period, certified as true and correct by the Chief Financial Officer and the Chief Executive Officer of the Company, as well as a Compliance Certificate duly completed and executed by the Company's Chief Financial Officer.

                  (c) As soon as available, and in any event contemporaneously with the audited financial statements required by SECTION 7.1(a) hereof, a balance sheet of the Company prepared by an independent nationally recognized accounting firm, dated as of the Closing Date, which has been restated using purchase according in accordance with APB 16 and which gives effect to the issuance of the Note, and the financing transactions contemplated by the Senior Loan Agreement as if all commitments therein available to the Company, as of the Closing Date were fully utilized, certified by the chief Executive Officer and the Chief Financial Officer of the Company as fairly presenting the Company's financial position.

                  (d) On or before thirty (30) days prior to the beginning of each fiscal year of the Company, an annual budget or business plan for such fiscal year, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year promptly during each fiscal year, on a month by month basis, with an explanation of all material assumptions.

         7.2 CERTIFICATES: OTHER INFORMATION. The Company will furnish to Lender all of the following:

                  (a) Concurrently with the delivery of each of the financial statements referred to in SECTION 7.1(a) and SECTION 7.1(b), a certificate of an authorized officer acceptable to Lender of the Company in the form of the Compliance Certificate attached hereto as EXHIBIT B, (i) stating that no Default or Event of Default has occurred and is continuing or, if such officer has knowledge of a Default or Event of Default,the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with SECTIONS 8.9 AND 8.10, (iii) stating that the financial statements attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) the financial condition and results of operations of the Company and any of its Subsidiaries, at the date and for the period indicated therein, (iv) containing a schedule of the outstanding Indebtedness for borrowed money of the Company and any of its Subsidiaries, describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, (v) containing a narrative report of the business and affairs of the Company which includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period, (vi) a report detailing (A) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets including, without limitation, the Company's reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, and (B) any material adverse change in the relationship between the Company and any of its material suppliers or customers, and
         (vii) specifying whether there are any changes in the insurance coverage for the company since the last report, and if so, the nature of such changes.

                  (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, summaries of accounts payable agings, accounts receivable agings, and inventory of the Company.

                  (c) As soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders in their capacity as stockholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, and any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party,
         (iii) copies of all press releases and other statements made available generally by the Company to the public generally concerning material developments in the Company's business, and (iv) a copy of all material correspondence and reports sent by the Company to the Senior Creditor, to the extent not otherwise duplicated herein.

                  (d) Promptly, such additional information concerning the Company or any Guarantor as Lender may reasonably request.

         7.3 BOOKS AND RECORDS. The Company and each Guarantor shall keep (a) proper books of record and account in which hill, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

         7.4 FINANCIAL DISCLOSURE. The Company hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to Lender copies of any of the Company's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information they may have concerning the Company's financial status and business operations. The Company hereby irrevocably authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to the Company, whether made by the Company or otherwise.

         7.5 DISCLOSURE OF MATERIAL MATTERS. The Company will, and mill cause each Guarantor to, immediately upon learning thereof, report to Lender (a) all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral or its other assets including, without limitation, changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Company or any Guarantor of, a material amount of goods and material claims or disputes asserted by any customer or other obliger, and (b) any material adverse change in the relationship between the Company and any of its suppliers or customers or any Guarantor and any of their respective suppliers or customers.

         7.6 PERFORMANCE OF OBLIGATION. The Company will, and will cause each Guarantor to, duly and punctually pay and perform its obligations under this Agreement, the Senior Loan Documents and the Other Agreements to which it is a party.

         7.7 PRESERVATION OF EXISTENCE AND CONDUCT OF BUSINESS. The Company will, and will cause each Guarantor to, preserve and maintain its corporate existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct grits business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

         7.8 MAINTENANCE OF PROPERTIES. The Company will, and will cause each Guarantor to, operate and maintain in good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and properties which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and properties are maintained and preserved. The Company will at all times maintain the Intellectual Property in full force and effect, and will defend and protect the Intellectual Property against all adverse claims.

         7.9 PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Guarantor to, pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by the Company or any Guarantor, as applicable, or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, neither the Company nor any Guarantor will be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Lender.

         7.10 COMPLIANCE WITH LAWS. The Company and each Guarantor shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of the Company's or such Guarantor's business if noncompliance with such acts, rules, regulations or orders could have a Material Adverse Effect; provided, however. the Company and each Guarantor may contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Lender.

         7.11 PAYMENT OF EXPENSES. All costs and expenses, including, without limitation, attorneys fees incurred by Lender in efforts made to enforce payment of any Obligations, as well as all out-of-pocket and direct costs and expenses, including reasonable attorneys, fees and legal expenses, incurred in connection with entering into, reviewing, modifying, administering and/or enforcing or any other activity in connection this Agreement, the transaction(s) contemplated hereby or related hereto and any or all related agreements, documents and instruments and/or in defending or prosecuting any actions or proceedings arising out of or relating to Lenders transactions with the Company, or any advice given to Lender with respect to its rights, obligations or otherwise under this Agreement, the Subordination Agreement or any

Other Agreements shall be payable by the Company to Lender, on demand, and shall become part of the Obligations.

         7.12 PAYMENT OF LEASEHOLD OBLIGATIONS. The Company and each Guarantor shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant or lessee, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the request of Lender, will provide evidence of its having done so. The Company and each Guarantor may, however, contest or dispute its obligations under such material leases, provided that adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Lender. The Company and each Guarantor shall also comply in all material respects with all material provisions of all material agreements, indentures, mortgages, deeds of trust or other agreements binding on it or affecting its properties or business (after giving effect to applicable grace periods contained therein, if any) where the failure to so comply would have a Material Adverse Effect.

         7.13 INSURANCE. The Company and each Guarantor will cause to be kept adequately insured, either (a) by financially secure and reputable insurers or
(ii) through self insurance, all of its properties (both real and personal (with coverage similar to that which is usually maintained by persons and/or businesses engaged in the same or similar business as the Company or such Guarantor, as the case may be (but in no event less than the full insurable value thereof), against loss or damage resulting from fire and other risks, and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any property occupied or controlled by the Company or such Guarantor in such amounts as the Company shall reasonably determine, naming Lender as a co-insured or loss payee, and the Company shall provide Lender with a certificate thereof All general liability policies shall be endorsed in favor of the Holders as an additional insured and loss payee. The Company shall (i) deliver copies of all such policies to Lender within 30 days after the Closing Date, and from time to time thereafter upon request by Lender, (ii) pay, or cause to be paid, all premiums for such insurance before such premiums become due, (iii) furnish to Lender satisfactory proof of the timely making of such payments, (iv) deliver all renewal policies to Lender at least five (5) days before the expiration of the expiring policy, and (v) cause such policies to require the insurer to give notice to Lender of termination of any such policy at least 30 days before such termination is to be effective. If the Company fails to provide and pay for any such insurance, Lender may, at its option, but shall not be required to, pay the same and charge the Company therefor.

         7.14 INSPECTION RIGHTS. At any time and from time to time, the Company and each Guarantor will permit representatives of Lender to examine and make copies of the books and records of, and visit and inspect the properties of, the Company and such Guarantor, and to discuss the business, operations, and financial condition of the Company or such Guarantor with its respective officers and employees and with its independent certified public accountants. Such examinations and inspections may include, but are not limited to, audits of the application of proceeds from the Note. In accordance with the terms of Section 12.1 hereof, the Company will promptly reimburse the Holders for all expenses incurred by representatives of the Holders in connection with such inspections.

         7.15 NEGATIVE PLEDGE. Until payment and performance in full of all of the Obligations and termination of this Agreement, neither the Company nor any Guarantor shall, without Lender's prior written consent, pledge, sell, assign, transfer, create or suffer to exist any Lien (except for Permitted Liens) upon any part of its assets, or change or move any assets or its principal place of business or chief executive office.

         7.16 MAINTENANCE OF EQUIPMENT. The Company and each Guarantor's equipment shall be maintained in as good and substantial repair and condition as the same is now (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved.

         7.17 NOTICES. The Company will promptly, but in any event within two
(2) Business Days after first becoming aware thereof, notify Lender of:

                  (a) the commencement of any action, suit, or proceeding against the Company that might have a Material Adverse Effect, which notice shall specify the nature of such event and what action the Company has taken or is taking or proposes to take with respect thereto;

                  (b) the occurrence of a default, or an event which with the passage of time or giving of notice or both constitutes a default or Event of default under the Senior Loan Documents, this Agreement or under any instrument or agreement evidencing any other Indebtedness of the Company, which notice shall specify the nature of such event and what action the Company has taken or is taking or proposes to take with respect thereto;

                  (c) any other matter that might have a Material Adverse Effect; and

                  (d) the occurrence of a Default or an Event of Default, which notice shall specify the nature of such event and what action the Company has taken or is taking or proposes to take with respect thereto.

Any notification required by this SECTION 7.17 shall be accompanied by a certificate of the Chief Executive Officer or Chief Financial

Officer setting forth the details of the specified events and the action which the Company proposes to take with respect thereto.

         7.18 ADDITIONAL NOTICES. Immediately upon receipt by the Company, the Company shall provide Lender with copies of all notices (including notices of default), statements and financial information, including notices of default, received from the Senior Creditor under the Senior Loan Agreement and any other creditor or lessor with respect to the acceleration of the maturity of any item of Indebtedness for borrowed money which, if not paid, could give rise to a Default or Event of Default or the repossession of material property from the Company or any Guarantor.

         7.19 SENIOR LOAN DOCUMENT AMENDMENTS. The Company shall promptly provide Lender with copies of all proposed amendments to the Senior Loan Documents and of all other loan agreements to which the Company is a party.

         7.20 FURTHER ASSURANCES. The Company and each Guarantor, at its sole expense, shall execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents as Lender may reasonably request, in order that the full intent of this Agreement and the Other Agreements may reasonably be carried into effect.

         7.21 COMPLIANCE WITH ERISA AND THE CODE. The Company will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to any liability thereunder. The Company will pay and will cause each other member of any Controlled Group to pay when due any amount payable by it to the Pension Benefit Guaranty Corporation. Promptly after the filing thereof, the Company shall furnish to Lender with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

         7.22 COMPLIANCE WITH REGULATIONS G, T, U AND X. Neither the Company nor any Person acting on its or their behalf will take any action which relight cause this Agreement, the Note, the Senior Loan Agreement or the Other Documents to violate, and the Company will take all actions necessary to cause compliance with, Regulations G. T. U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         7.23 FISCAL YEAR. The Company will cause its fiscal year to be the twelve month period ending on the last day of March of each year.

         7.24 BOARD OBSERVATION AND MEMBERSHIP. The Company will deliver to Lender a copy of the minutes of and all materials distributed at or prior to all meetings of the board of directors (including the executive committee thereof) or shareholders of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit each Holder to designate one (1) person to attend all meetings of the Company's board of directors (including executive committee meetings), (b) provide such designees not less than twenty-one (21) calendar days' actual notice of all regular meetings and seven (7) calendar days' actual notice of all special meetings of the Company's board of directors (including the executive committee thereof) or shareholders, (c) permit such designees to attend such meetings as an observer, (d) permit Lender, upon the occurrence and during the continuance of an Event of Default under ARTICLE VIII, ARTICLE IX or Sections 7.1, 7.2, 7.5, 7.6, 7.14, 7.17 and 7.24 of this Agreement, to designate one (1)
Person to serve as a member of the Company's board of directors, and (e) provide to such designees a copy of all materials distributed at such meetings or otherwise to the board of directors of the Company. Such meetings shall be held in person at least quarterly, and the Company will cause its board of directors to call a meeting at any time upon the request of any such designated observer or director on not more than two (2) occasions per calendar year upon seven (7) calendar days' actual notice to the Company. The Company agrees to compensate designees of Lender referred to in Subsection (d) above in the same manner as each of the other members of the Company's board of directors and agrees to reimburse each individual referred to in SUBSECTIONS (a) and (d) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings.

         7.25 ENVIRONMENTAL COSTS.

                  (a) The Company hereby indemnifies and holds each Holder harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to the Company.

                  (b) To the extent the laws of the United States or any state in which the Company leases or owns property provide that a Lien upon the property of the Company may be obtained for the removal of Polluting Substances which have been released, no later than sixty (60) days after notice is given by Lender to the Company, the Company shall deliver to Lender a report issued by a qualified, third party environmental consultant selected by the Company and approved by Lender certifying as to the existence of any Polluting Substances located upon or beneath the specified property, leased or owned. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any Person, the Company shall remove, or cause to be removed, such Lien and such Polluting Substance at the Company's expense.

         7.26 RIGHT OF FIRST REFUSAL. To the extent that the Company, or any of its Affiliates, elects to acquire another business or company (a "SUBSEQUENT ACQUISITION"), the Company (the "BUYER"), agrees that Lender shall have the right of first refusal with respect to the mezzanine financing of the Subsequent Acquisition ("MEZZANINE FINANCING"), as described herein. Prior to discussing, offering or obtaining Mezzanine Financing for the Subsequent Acquisition from any other Person, the Buyer shall promptly provide Lender with all information relevant to the Acquisition and the financing thereof and all information that Lender may reasonably request in order to decide whether it can commit to the Mezzanine Financing. The Buyer agrees that it will not seek or obtain Mezzanine Financing from any other Person, until the earlier of (i) fifteen (15) Business Days after Lender shall have received the actual proposal for the Acquisition or
(ii) Lender's written election not to commit to the Mezzanine Financing, after which time the Buyer may solicit offers for the Mezzanine Financing from unaffiliated third Persons subject to the terms hereof. If Lender elects in writing not to provide a commitment for such Mezzanine Financing within such fifteen (15) Business Days, or if Lender issues a commitment for the Mezzanine Financing that is not accepted by the Buyer, the Buyer may then offer the Mezzanine Financing to unaffiliated third Persons. Notwithstanding anything contained herein to the contrary, upon receipt by the Buyer of a bona fide offer or commitment for the Mezzanine Financing from an unaffiliated third Person, and prior to accepting the same, the Buyer shall provide Lender with a copy of such offer or commitment and all information relating to such offer, subject to any confidentiality agreement requiring the Company to block out names, and any additional information relevant to the Subsequent Acquisition, and Lender shall have five (5) Business Days thereafter to match the material terms and conditions of the offer. If Lender provides the Buyer, either verbally or in writing, a matching offer at that time, the Buyer shall enter into an exclusive commitment with Lender for the Mezzanine Financing and shall not seek or accept any other offers for Mezzanine Financing.

VIII.  NEGATIVE COVENANTS

         The Company covenants and agrees that from the date hereof until the Obligations have been finally and irrevocably paid in fill in accordance with the terms hereof and thereof:

         8.1 INDEBTEDNESS. Neither the Company nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness, either directly or indirectly, other than

Permitted Indebtedness. Any Permitted Indebtedness which is subordinated to the Obligations shall continue to be subordinated to the Obligations on terms and conditions satisfactory to Lender.

         8.2 LIMITATION ON LIENS. Neither the Company nor any Guarantor will incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, including, but not limited to, its shares of capital stock of each of its Subsidiaries, whether now owned or hereafter acquired, except Permitted Liens.

         8.3 MERGER, ACQUISITION, DISSOLUTION AND SALE OF ASSETS. Neither the Company nor any Guarantor mill (a) become a party to a merger or consolidation,
(b) purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person or
(c) dissolve or liquidate. The Company will not, and u ill not permit any Guarantor to, form, acquire or permit the existence of any Subsidiary or Subsidiaries of the Company other than as described in Section 5. 16. The Company will not, and will not permit any Guarantor to, without the prior written consent of the Holders, sell assign or transfer any of its assets or properties (except inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company or such Guarantor to be obsolete or no longer necessary to the Company's business).

         8.4 RESTRICTED PAYMENTS. The Company will not, and will not permit any Guarantor to, at any time make or become obligated to make, directly or indirectly, any (a) declaration of any dividend (other than in-kind common stock dividends and stock splits) on, or any other payment or distribution in respect of, any shares of capital stock of the Company or such Guarantor, (b) except as otherwise provided for herein, any professional consulting or management fees or any other payments to any shareholders of the Company or such Guarantor, (c) payment or distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of capital stock of the Company or such Guarantor or of any warrant, option or other right to acquire such shares, except as set forth on Schedule 8.4 attached hereto, or (d) payment or distribution on account of any Indebtedness of the Company which is subordinate to the Note.

         8.5 LOANS AND INVESTMENTS. Except for Permitted Investments, neither the Company nor any Guarantor will make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person.

         8.6 TRANSACTIONS WITH AFFILIATES. Except as contemplated by this Agreement and the Other Agreements, neither the Company nor any Guarantor will enter into any transaction with any director, officer, employee, shareholder, or Affiliate of the Company or such

Guarantor, or any Affiliate or relative of the foregoing, except transactions (including those permitted by Section 8.5. if any) upon terms which are fair and reasonable and which shall be at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder or Affiliate of the Company or such Guarantor. Upon the occurrence and during the continuation of a Default or Event of Default, neither the Company nor any Guarantor shall be permitted to make any payments with respect to any transactions with Affiliates or any transactions otherwise permitted under this Section 8.6.

         8.7 NATURE OF BUSINESS. Neither the Company nor any Guarantor Will engage in any business other than the businesses in which it is engaged as of the date hereof, or any business reasonably related thereto.

         8.8 MODIFICATION OF SENIOR LOAN AGREEMENT. The Company will not agree or consent to any modification, amendment or waiver of any of the terms or provisions of the Senior Loan Documents in effect on the date hereof without Lender's prior written consent except as set forth in the Subordination Agreement.

         8.9 CAPITAL EXPENDITURES. The Company will not incur or make Capital Expenditures, including, without limitation, leases by Guarantors, of any kind in an aggregate amount of more than the Company's depreciation and amortization expense for the preceding fiscal quarter, calculated quarterly based upon the Company's fiscal year to date results.

         8.10 FINANCIAL COVENANTS.

                  (a) RATIO OF LIABILITIES TO TANGIBLE NET WORTH. The Company will, at all times during the term of this Agreement, maintain a ratio of total unsubordinated liabilities (including deferred liabilities and/or deferred income), computed in accordance with GAAP to Tangible Net Worth of not more than 8.0 to 1.0.

                  (b) TANGIBLE NET WORTH. The Company will, at all times during the periods listed below, maintain a Tangible Net Worth in excess of the amounts listed below:

                Period                                       Amount
                ------                                       ------

         Closing Date through March 30, 1997               $1,750,000
         March 31, 1997 and thereafter                     $2,000,000

                  (c) DEBT SERVICE COVERAGE RATIO. The Company will, at all times, maintain Debt Coverage (as defined herein) of not less than 2.0 to 1.0 during the term of this Agreement. "Debt COVERAGE" as used in this SECTION 8.10(c) means the ratio of the Company's net income, plus depreciation and amortization and net interest paid to the Lender, less any dividends paid or accrued and less any purchases of treasury or capital stock (excluding the purchase of capital stock of the Company owned by Richard P. Starke), to the sum of all principal and interest paid or payable to the Lender, calculated quarterly in accordance with GAAP based upon the Company's fiscal year to date results.

         8.11 EMPLOYMENT AND CONSULTING AGREEMENTS; NAMES. The Company will not modify, amend or terminate any terms or provisions, or waive or fail to diligently enforce its rights under the Employment and Consulting Agreements, without Lender's prior written consent, or use any corporate name (other than its own) or any fictitious name, trade name, trade style or "d/b/a".

         8.12 REMUNERATION. The Company will not and will not permit any of its Subsidiaries to (a) pay any management, consulting, or similar fees to any shareholder or Affiliate of the Company or to any director, officer, employee or immediate family member of any such Affiliate or shareholder, except as set forth in SCHEDULE 8.12, or (b) pay any compensation to the Persons identified on
SCHEDULE 8.12 in excess of the amounts set forth SCHEDULE 8.12, whether such compensation consists of salary, bonus, management, consulting or other fees, capital distributions, or other benefits or otherwise, and regardless of whether such compensation is paid by the Company and/or any Subsidiary or Affiliate of the Company.

IX.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

         9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Defaults:

                  (a) The Company shall fail to pay when due (whether upon acceleration or otherwise), any principal, interest, Prepayment Premium or other sums payable under the Note, this Agreement or any of the Other Agreements or shall fail to pay when due (whether upon acceleration or otherwise) any other Obligations;

                  (b) The Company or any Guarantor shall fail to pay when due and after passage of any applicable notice and cure periods, whether upon acceleration or otherwise, any Indebtedness, unless payment thereof has been duly waived;

                  (c) The Company or any Guarantor shall fail to perform or observe any agreement, covenant, term or condition contained in this Agreement, in the Note, or in any of the Other Agreements;

                  (d) The Company or any Guarantor shall fail to comply with any material agreement, indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties or business, including, without limitation, the

         Senior Loan Documents and the other agreements to which the Company or any such Guarantor is a party;

                  (e) Any representation, warranty or other material information whatsoever made or provided by the Company or any Guarantor in connection with this Agreement or any Other Agreement or otherwise was incorrect or misleading in any material respect;

                  (f) The Company or any Guarantor shall become subject to an Event of Bankruptcy;

                  (g) Any judgment(s) or order(s) for payment of money shall be rendered against the Company or any Guarantor which exceeds $100,000.00 in the aggregate and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period, of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (h) The occurrence or of any event of default under the Senior Loan Documents, except for such defaults as have been waived by the Senior Creditor;

                  (i) The occurrence of a material change in ownership or management control, directly or indirectly of the Company; or

                  (j) Any Guarantor shall revoke or attempt to revoke its Guaranty Agreement executed in favor of Lender, or shall repudiate its liability thereunder or shall fail to comply with the terms thereof.

         9.2 REMEDIES OF HOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT. When any Event of Default described in Section 9.1 above, other than any Event of Default described in subparagraph (I) thereof, has occurred and is continuing, Lender may (in addition to any other right, power or remedy permitted to Lender by law) declare the entire amount of the Obligations, including, without limitation, the entire principal, premium (if any) and all interest accrued then outstanding under the Note, to be, and the same shall thereupon become, forthwith due and payable, together with the applicable Prepayment Premium multiplied by the entire principal amount then outstanding under the Note, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, and in such event the Company shall forthwith pay to Lender an amount equal to 100% of the amount thereof. When any Event of Default described in Subparagraph (f) of Section 9.1 above shall occur, all of the Obligations, including, without limitation, the entire principal, premium (if any), and all accrued interest then outstanding under the Note, shall thereupon be forthwith due and payable, together with a premium equal to the product of the applicable Prepayment Premium multiplied by the entire principal amount then outstanding under the Note, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (including any notice by the Holders of the Note), all of which are hereby expressly waived by the Company, and the Company will forthwith pay to Lender an amount equal to 100% of the amount thereof.

         9.3 ANNULMENT OF ACCELERATION. The provisions of the foregoing Section
9.2 are subject to the condition that, if all or any part of the Obligations have been declared or have otherwise become immediately due and payable by reason of the occurrence of any Event of Default, Lender may, by written instrument delivered to the Company (an "Annulment Notice"), rescind and annul such declaration and the consequences thereof as to the Note, provided that (a) at the time such Annulment Notice is delivered no judgment or decree has been entered for the payment of any monies due pursuant to such Obligations in connection therewith, and (b) all arrears of interest and all other sums payable on such Obligations in connection therewith (except any principal, interest or premium which has become due and payable solely by reason of such declaration under Section 9.2 hereof) shall have been duly paid or deferred by the Holder of the Obligations agreeing to such rescission and annulment; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto, and shall not be deemed a waiver of the Event of Default giving rise to the acceleration unless specifically waived in writing by Lender.

         9.4 PAYMENT OF OBLIGATIONS. Subject to the terms of the Subordination Agreement, Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note and payment of all other Obligations on the date when due and, upon the occurrence and continuance of an Event of Default, to institute suit against the Company for the enforcement of any such payment. Such rights shall not be impaired without Lender's prior written consent.

         9.5 REMEDIES. Subject to the terms of the Subordination Agreement, if any Event of Default shall occur and be continuing, each and every Holder may exercise any right or remedy it has at law, in equity or under this Agreement or any Other Agreement. No right or remedy conferred upon or reserved to Lender under this Agreement or any Other Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         9.6 CONDUCT NO WAIVER. No course of dealing on the part of Lender, nor any delay or failure on the part of Lender to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice Lender's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the premium (if any) or the interest on, the Note, or fails to comply with any other provision of this Agreement, the Company shall pay to the Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, attorney's fees, incurred by Lender in collecting any sums due on the Note or in otherwise enforcing any of Lender's rights.

         9.7 NOTICE OF DEFAULT. With respect to Events of Default or claimed defaults, or any condition or event which with notice or lapse of time, or both, may become an Event of Default, the Company will give the following notices:

                  (a) The Company will immediately furnish to Lender notice in writing of the occurrence of an Event of Default, or any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default. Such notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto.

                  (b) If any holder of Senior Debt or of any other Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company will immediately give written notice thereof to Lender, describing the notice or action and the nature of the claimed event, condition or default.

X.       NO IMPAIRMENT

         Nothing contained in this ARTICLE X or elsewhere in this Agreement, in the Note or the Subordination Agreement is intended to or shall impair, as between the Company and Lender, the obligations of the Company, which are absolute and unconditional, to pay to Lender the principal of, premium (if any) and interest on the Note and all other Obligations as and when the some shall become due and payable in accordance with their terns, or is intended to or shall affect the relative rights of Lender and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent Lender from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Agreement.

XI. FORM OF NOTE, REGISTRATION, TRANSFER AND REPLACEMENT

         11.1 FORM OF NOTE. The Note initially delivered under this Agreement will be a fully registered note in the form attached hereto as Exhibit A.

         11.2 NOTE RESISTER. The Company shall cause to be kept at the principal office a register for the registration and transfer of the Note. The names and addresses of the Holder of the Note, the transfer thereof and the name and recorded in such register.

         11.3 ISSUANCE OR NEW NOTE UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of the Note at the office of the Company designated for notices in accordance with Section 12.3 hereof, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denomination requested by the Holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of the surrendered Note), but in the same aggregate unpaid principal amount as the surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by his attorney duly authorized in writing.

         11.4 REPLACEMENT OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the Holder thereof, will make and deliver a new Note of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by Lender or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the, fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

XII.  MISCELLANEOUS

         12.1 EXPENSES. The Company agrees to pay (a) all out-of-pocket expenses of Lender (including the fees, expenses and disbursements of Lender's counsel and the allocated costs of staff counsel) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Note, the Other Agreements, or any documents delivered or executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof, and (b) if a Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorneys fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this Article XII shall be payable by the Company to Lender, on demand, and shall be additional Obligations. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges; facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. The Company agrees to indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Other Agreements, and any documents executed in connection therewith.

         12.2 INDEMNIFICATION. IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER AGREEMENTS, THE COMPANY HEREBY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ANY OTHER HOLDERS, AND EVERY AFFILIATE OF ANY OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS' FEES AND EXPENSES (INCLUDING ANY OF THE SAME ARISING OUT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE COMPANY, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         12.3 NOTICES. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Lender, addressed to Lender at the addresses) specified on Annex 1 hereto or to such other address as Lender may in writing designate, (b) if to any other Holder,


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

addressed to such Holder at such address as such Holder may in writing designate, and (c) if to the Company, addressed to the Company at the address set forth next to its name on the signature pages hereto or to such other address as the Company may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, express delivery or otherwise), whichever is earlier.

         12.4 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Lender at the closing of the purchase of the Note, and (c) financial statements, certificates and other information previously or hereafter furnished to Lender, may be reproduced by Lender by any photographic, photo static, microfilm, microcard, miniature photographic or other similar process and Lender may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

         12.5 ASSIGNMENT, SALE OF INTEREST. The Company may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. Lender may, with the consent of the Company, which consent shall not be unreasonably withheld, participate, sell, assign, transfer or otherwise dispose (collectively "Transfer"), at any time or times hereafter, of this Agreement, the Note or the Security Documents to which the Company is a party, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and/or duties hereunder or thereunder; provided, however, that Lender may sell, assign, transfer or dispose of any or all of the foregoing to any of its Affiliates or limited partners without the consent of the Company. In connection with any Transfer, the Company agrees to cooperate fully with Lender and any potential transferee. Such cooperation shall include, but is not limited to, cooperating with any audits or other due diligence investigation undertaken by any potential transferee.



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



         12.6 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12.7 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 12.3.

         12.9 RELIANCE ON AND SURVIVAL PROVISIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) shall be deemed to be material and to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on Lender's behalf, and (b)shall survive the delivery of this Agreement and the Note until all obligations of the Company under this Agreement shall have been satisfied.

         12.10 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between Lender and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof In case any one or more of the provisions contained in this Agreement or in any Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         12.11 LAW GOVERNING. THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN PART IN THE STATE OF MINNESOTA. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

         12.12 WAIVED: MODIFICATION. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         12.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY DOCUMENTS ENTERED INTO

IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED, THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR
ENFORCEMENT THEREOF.

         12.14 NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, the Other Agreements or the Note is intended to create any third party beneficiary rights or inure to the benefit of any third party or any Person not a party hereto.

         IN WITNESS WHEREOF, the Company and Lender have caused this Agreement to be executed and delivered by their respective officers "hereunto duly authorized.

                                       COMPANY:
                                       --------

                                       INTERNATIONAL TOTAL SERVICES,
                                       INC.


                                       By:
                                          -------------------------------
                                          Robert Weitzel
                                          Chief Executive Officer


                                       Company's Address for Notices:

                                       5005 Rockside Road
                                       Cleveland, Ohio 44113


                                       LENDER:
                                       -------

                                       SEIDLER CAPITAL PARTNERS L.P.
                                       By: Seidler Capital, Ltd., its
                                                General Partner

                                       By:
                                          -------------------------------
                                          Scott L. Becker
                                          Member






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